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                                                                     Exhibit 8.1



                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                            New York, New York 10022


                                                              June 11, 1998



Travelers Group Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

         We have acted as special counsel to Travelers Group Inc., a Delaware corporation ("Travelers"), in connection with the proposed merger (the "Merger") of Citicorp, a Delaware corporation ("Citicorp"), with and into Citi Merger Sub Inc., a newly formed Delaware corporation and wholly owned subsidiary of Travelers ("Sub"), pursuant to the Agreement and Plan of Merger, dated as of April 5, 1998, by and between Travelers and Citicorp, as amended by the Letter Agreement dated June 8, 1998, by and among Travelers, Citicorp and Sub (collectively, the "Merger Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

         This opinion is being furnished to you, at your request, in connection with the filing of the Registration Statement on Form S-4 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

         In rendering our opinion set forth below, we have examined and, with the consent of Travelers, Sub and Citicorp, relied upon the accuracy and completeness (which we have neither investigated nor verified) of the facts, information, covenants, representations and war-
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Travelers Group Inc.
June 11, 1998
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ranties contained in originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, including the Exhibits thereto, the Registration Statement and such other documents and corporate records as we have deemed necessary or appropriate as a basis for our opinion set forth below. In addition, we have relied upon certain statements, representations and covenants made by Travelers and Citicorp, including representations and covenants set forth in letters from Travelers and Citicorp dated the date hereof (the "Tax Certificates"), and we have assumed that the Tax Certificates will be complete and accurate, and will be re-executed by appropriate officers of Travelers and Citicorp, as of the Effective Time.

         In rendering our opinion set forth below, we have assumed that (i) the Merger will be consummated in accordance with the terms of the Merger Agreement and as described in the Registration Statement and that none of the terms and conditions contained therein has been waived or modified in any respect prior to the Effective Time and (ii) the Registration Statement, the Merger Agreement and the Tax Certificates reflect all the material facts relating to the Merger, Travelers, Sub and Citicorp. Our opinion is conditioned upon, among other things, the initial and continuing accuracy and completeness of the facts, information, covenants, representations and warranties made by Travelers and Citicorp (including, without limitation, those set forth in the Merger Agreement and the Tax Certificates). Any material change or inaccuracy in the facts referred to, set forth or assumed herein, in the Registration Statement, the Merger Agreement or in the Tax Certificates (giving effect to all events occurring subsequent to the Effective Time) may affect the conclusions stated herein.

         We have also assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic
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Travelers Group Inc.
June 11, 1998
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copies and the authenticity of the originals of such documents.

         In rendering our opinion set forth below, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that such laws, the Code, the Regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Additionally, there can be no assurance that contrary positions may not be taken by the Internal Revenue Service. A material change in any of the authorities upon which our opinion is based could affect our conclusions herein.

         Based solely upon and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, under current law:

         (1) The Merger will qualify as a "reorganization" for U.S. federal income tax purposes under Section 368(a) of the Code and Travelers, Sub and Citicorp will each be a party to such "reorganization" within the meaning of
Section 368(b) of the Code;

         (2) No gain or loss will be recognized by Travelers, Sub or Citicorp as a result of the Merger;

         (3) No gain or loss will be recognized by a holder of Citicorp Common Stock or Citicorp Preferred Stock (collectively, the "Citicorp Capital Stock") upon the exchange of its shares solely for shares of Citigroup common stock (the "Citigroup Common Stock") or Citigroup preferred stock (the "New Citigroup Preferred Stock" and, collectively with the Citigroup Common Stock, the "Citigroup Capital Stock"), respectively, pursuant to the
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Travelers Group Inc.
June 11, 1998
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Merger, except with respect to cash, if any, received by a holder of Citicorp
Common Stock in lieu of a fractional share of Citigroup Common Stock;

                  (4) The aggregate tax basis of the shares of Citigroup Capital Stock received solely in exchange for shares of Citicorp Capital Stock pursuant to the Merger (including a fractional share of Citigroup Common Stock for which cash is received) will be the same as the aggregate tax basis of the shares of Citicorp Capital Stock surrendered in exchange therefor;

                  (5) The holding period for shares of Citigroup Capital Stock received in exchange for shares of Citicorp Capital Stock pursuant to the Merger (including a fractional share of Citigroup Common Stock) will include the holding period of the shares of Citicorp Capital Stock surrendered in exchange therefor; and

                  (6) Cash received by a holder of Citicorp Common Stock in lieu of a fractional share of Citigroup Common Stock will be treated as received in exchange for such fractional share and capital gain or loss will be recognized in an amount equal to the difference between the amount of cash received and the portion of the tax basis of the share of Citicorp Common Stock allocable to such fractional interest.

                  The foregoing opinion applies solely to a holder of Citicorp Capital Stock which holds its shares as a capital asset as of the Effective Time and does not address the federal income tax consequences of the Merger to a holder of Citicorp Capital Stock subject to special treatment under the Code. Except as expressly set forth above, we express no other opinion, including, without limitation, any opinion as to whether any events subsequent to the Effective Time will be viewed as part of the plan of reorganization for U.S. federal income tax purposes and the effect, if any, of such events on our conclusions herein.
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Travelers Group Inc.
June 11, 1998
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         This opinion is for your benefit and is not to be used, circulated, quoted or otherwise referred to for any purpose, except we consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Joint Proxy Statement/Prospectus under the captions "The Merger
- Federal Income Tax Consequences of the Merger" and "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

         The opinion expressed herein is as of the date hereof, and we disclaim any undertaking to advise you of changes of facts stated or assumed herein or any subsequent changes in applicable law.

                                 Very truly yours,


                                 /s/ Skadden, Arps, Slate, Meagher & Flom LLP